EIGHTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Eighteenth Amendment to Employment Agreement is made and entered into as of March 1, 2011, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and John Hildebrandt ("Executive").

Recitals

A)	On June 1, 2001 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on seventeen prior occasions;

C)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1           Term. The term of Executive’s employment hereunder shall commence on June 1, 2001 and shall continue until March 31, 2011 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective March 1, 2011, to provide as follows:

3.1           Term.  The term of Executive’s employment hereunder shall commence on June 1, 2001 and shall continue until March 31, 2012 unless sooner terminated or extended as hereinafter provided.

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER
PRICESMART, INC.

John Hildebrandt                                                                           By: ____________________

______________________                                                             Name: Jose Luis Laparte

Its: President